As filed with the Securities and Exchange Commission on January 30, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0563799 (I.R.S. Employer Identification Number)

7800 East Orchard Road, Suite 300

Greenwood Village, Colorado  80111

(720) 529-3336

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Zsolt K. Besskó, Esq.
Chief Administrative Officer & General Counsel
National Bank Holdings Corporation
7800 East Orchard Road, Suite 300

Greenwood Village, Colorado  80111

(720) 529-3336

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
David E. Shapiro, Esq.
Mark F. Veblen
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019
(212) 403-1000

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.   (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Class A common stock, par value $0.01 per share	3,398,477 shares	$33.04	$112,285,680	$13,980

(1)                      Estimated in accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee, based on the average of the high and low sales prices for the common stock reported on the New York Stock Exchange on January 30, 2017.

(2)                      Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.  Paid herewith.

PROSPECTUS

National Bank Holdings Corporation

3,398,477 Shares

Common Stock

This prospectus relates to 3,398,477 shares of our Class A common stock, par value $0.01 per share, which we refer to as the “shares,” which may be sold from time to time by the selling stockholders, whom we refer to as the “Selling Stockholders,” listed in the section entitled “Selling Stockholders.”  The shares were delivered to the Selling Stockholders on January 1, 2018 in connection with our acquisition of Peoples, Inc.  We will not receive any of the proceeds from the sale of the shares offered by the Selling Stockholders.

Our registration of the shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares.  The Selling Stockholders may sell the shares covered by this prospectus in a number of different ways and at varying prices.  We provide more information about how the Selling Stockholders may sell the shares in the section entitled “Plan of Distribution.”

The Selling Stockholders (which term includes their respective donees, pledgees, transferees or other successors-in-interest) may sell the shares directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.  The Selling Stockholders may sell the shares in one or more transactions at any time at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.  See the section entitled “Plan of Distribution” of this prospectus for more information about how the Selling Stockholders may sell their shares.

Investing in the shares involves a high degree of risk.  You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 5 of this prospectus, in any prospectus supplement relating to an offering of the shares, and in the documents we file with the Securities and Exchange Commission before investing in the shares.

Our common stock is listed on the New York Stock Exchange, or “NYSE,” under the symbol “NBHC.”  On January 30, 2017, the last reported sale price of our common stock on the NYSE was $33.01 per share.  You are urged to obtain current market quotations of the shares.

None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation or the Board of Governors of the Federal Reserve, or “Federal Reserve,” or any other regulatory agency has approved or disapproved of the shares or passed upon the adequacy, completeness or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we are filing with the Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act,” utilizing a “shelf” registration process.  Under this process, the Selling Stockholders may, from time to time, sell the shares, as described in this prospectus, in one or more offerings.

We may also authorize prospectus supplements to be provided to you in connection with these offerings.  Any related prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus, and, accordingly, to the extent it is inconsistent, information in this prospectus is superseded by the information in any accompanying prospectus supplement or pursuant to any document hereafter incorporated by reference.  You should read both this prospectus and any prospectus supplement together with additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”  The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and about the shares offered under this prospectus.  The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information we present in this prospectus, any related prospectus supplement or incorporated by reference.  We have not authorized anyone else, including any underwriter or agent, to provide you with different or additional information.  We do not take any responsibility for, and can provide no assurance as to the reliability of, information that others provide to you.  The shares are only offered in states where the offer is permitted.  You should not assume that the information in this prospectus, any related prospectus supplement or any documents incorporated by reference is accurate as of any date other than the dates on the front of such documents.

In this prospectus, “NBHC,” the “Company,” “we,” “our,” “ours,” and “us” refer to National Bank Holdings Corporation, which is a Delaware corporation headquartered in Greenwood Village, Colorado, and its subsidiaries on a consolidated basis, unless the context otherwise requires.  References to “NBH Bank” or the “Bank” means NBH Bank, a Colorado state-chartered bank, which is our bank subsidiary.  References to “Selling Stockholder” or “Selling Stockholders” include donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties. We have based these statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, liquidity, results of operations, business strategy and growth prospects.

Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements and, therefore, you are cautioned not to place undue reliance on such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•                                          our ability to execute our business strategy, as well as changes in our business strategy or development plans;

•                                          business and economic conditions generally and in the financial services industry;

•                                          economic, market, operational, liquidity, credit and interest rate risks associated with our business;

•                                          effects of any changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board;

•                                          changes imposed by regulatory agencies to increase our capital to a level greater than the current level required for well-capitalized financial institutions;

•                                          effects of inflation, as well as interest rate, securities market and monetary supply fluctuations;

•                                          changes in the economy or supply-demand imbalances affecting local real estate values;

•                                          changes in consumer spending, borrowings and savings habits;

•                                          our ability to identify potential candidates for, obtain regulatory approval for, and consummate, acquisitions or consolidations of financial institutions on attractive terms, or at all;

•                                          our ability to integrate acquisitions or consolidations and to achieve synergies, operating efficiencies and/or other expected benefits within expected time-frames, or at all, or within expected cost projections, and to preserve the goodwill of acquired financial institutions;

•                                          our ability to realize the anticipated benefits from enhancements or updates to our core operating systems from time to time without significant change in our client service or risk to our control environment;

•                                          our dependence on information technology and telecommunications systems of third-party service providers and the risk of system failures, interruptions or breaches of security, including those that could result in disclosure or misuse of confidential or proprietary client or other information;

•                                          our ability to achieve organic loan and deposit growth and the composition of such growth;

•                                          changes in sources and uses of funds, including loans, deposits and borrowings;

•                                          increased competition in the financial services industry, nationally, regionally or locally, resulting in, among other things, lower returns;

•                                          the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•                                          the trading price of shares of the Company’s stock;

•                                          our ability to realize deferred tax assets or the need for a valuation allowance, or the effects of changes in tax laws on our deferred tax assets;

•                                          continued consolidation in the financial services industry;

•                                          our ability to maintain or increase market share and control expenses;

•                                          costs and effects of changes in laws and regulations and of other legal and regulatory developments, including, but not limited to, changes in regulations that affect the fees that we charge, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations, reviews or other inquiries, and changes in regulations that apply to us due to the conversion of our bank subsidiary to a Colorado state-chartered bank;

•                                          technological changes;

•                                          the timely development and acceptance of new products and services and perceived overall value of these products and services by our clients;

•                                          changes in our management personnel and our continued ability to hire and retain qualified personnel;

•                                          our ability to implement and/or improve operational management and other internal risk controls and processes and our reporting system and procedures;

•                                          regulatory limitations on dividends from our bank subsidiary;

•                                          changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•                                          widespread natural and other disasters, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically;

•                                          impact of reputational risk on such matters as business generation and retention;

•                                          other risks and uncertainties listed from time to time in the Company’s reports and documents filed with the Securities and Exchange Commission; and

•                                          our success at managing the risks involved in the foregoing items.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

PROSPECTUS SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus.  This summary highlights selected information from this prospectus to help you understand the offering of the shares.  You should read this prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the shares as well as the other considerations that are important to you in making a decision about whether to invest in the shares.  You should pay special attention to the “Risk Factors” section of this prospectus and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2016 and the other documents incorporated by reference into this prospectus before you determine whether an investment in the shares is appropriate for you.

National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company that was incorporated in the State of Delaware in 2009 and is headquartered immediately south of Denver, in Greenwood Village, Colorado.  Our primary operations are conducted through our wholly owned subsidiary, NBH Bank, a Colorado state-chartered bank and member of the Federal Reserve System, through which we provide a variety of banking products to both commercial and consumer clients.  We service our clients through a network of 105 banking centers, with the majority of those banking centers located in the greater Kansas City region, Colorado, Texas and New Mexico, and through online and mobile banking products and services.  Our comprehensive residential mortgage banking group primarily serves our core footprint with additional offices in Arizona, California, Nevada and Utah.  As of September 30, 2017, we had $4.8 billion in assets, $3.1 billion in loans, $3.9 billion in deposits and $0.6 billion in shareholders’ equity.

The Offering

We are registering for resale by the Selling Stockholders 3,398,477 shares of our Class A common stock that were originally issued in connection with our acquisition on January 1, 2018 of Peoples, Inc., or “Peoples,” pursuant to an Agreement and Plan of Merger, or “Merger Agreement,” dated as of June 23, 2017, by and among Peoples, NBHC, certain stockholders of Peoples and Winton A. Winter, Jr., solely in his capacity as the Holders’ Representative under the Merger Agreement.  Under the terms of the Merger Agreement, we agreed to register the shares of common stock originally issued pursuant to the Merger Agreement.  All of the shares of common stock being offered under this prospectus are being sold by the Selling Stockholders.  Accordingly, we will not receive any proceeds from the sale of these shares.  See “Selling Stockholders” beginning on page 11 of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the risks and uncertainties described below and the other information contained in or incorporated by reference in this prospectus, including our consolidated financial statements and the related notes and the information contained in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and any risks described in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making a decision to invest in our Securities.  If any of these risks, or any other risk not currently known to us or that we currently deem immaterial, should actually occur, our business, financial condition, and results of operations could be materially adversely affected. As a result, the market price of our Class A common stock could decline, and you may lose part or all of your investment.

Risks Related to Our Common Stock

The Price of Our Common Stock May Fluctuate Significantly.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control.  In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies.  These broad market fluctuations could adversely affect the market price of our common stock.  Among the factors that could affect our stock price are:

•                                          actual or anticipated quarterly fluctuations in our operating results and financial condition and prospects;

•                                          changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

•                                          failure to meet analysts’ revenue or earnings estimates;

•                                          speculation in the press or investment community;

•                                          strategic actions by us or our competitors, such as acquisitions or restructurings;

•                                          acquisitions of other banks or financial institutions;

•                                          actions by institutional stockholders;

•                                          fluctuations in the stock price and operating results of our competitors;

•                                          general market conditions and, in particular, developments related to market conditions for the financial services industry;

•                                          proposed or adopted regulatory changes or developments;

•                                          anticipated or pending investigations, proceedings or litigation that involve or affect us;

•                                          successful management of reputational risk; and

•                                          domestic and international economic factors, such as interest or foreign exchange rates, stock, commodity, credit, or asset valuations or volatility, unrelated to our performance.

The stock market and, in particular, the market for financial institution stocks, has experienced significant volatility in the past.  As a result, the market price of our common stock may be volatile.  In addition, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur.  The trading price of the shares of our common stock and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity-related securities, and other factors identified above in “Forward-Looking Statements,” and in this “Risk Factors” section.  The capital and credit markets can experience volatility and disruption.  Such volatility and disruption can reach unprecedented levels, resulting in downward pressure on stock prices and credit availability for certain issuers without regard to their underlying financial strength.  A significant decline in our stock price could result in substantial losses for individual stockholders and could lead to costly and disruptive securities litigation.

Our Ability to Pay Dividends Is Subject to Regulatory Limitations and the Bank’s Ability to Pay Dividends to Us is Also Subject to Regulatory Limitations.

Our ability to declare and pay dividends depends both on the ability of the Bank to pay dividends to us and on certain federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends. Because we are a separate legal entity from the Bank and we do not have significant operations of our own, any dividends paid by us to our stockholders would have to be paid from funds at the holding company level that are legally available therefor.  However, as a bank holding company, we are subject to general regulatory restrictions on the payment of cash dividends.  Federal bank regulatory agencies have the authority to prohibit bank holding companies from engaging in unsafe or unsound practices in conducting their business, which depending on the financial condition and liquidity of the holding company at the time, could include the payment of dividends.  Additionally, various federal and state statutory provisions limit the amount of dividends that our bank subsidiary can pay to us as its holding company without regulatory approval.  Finally, holders of our common stock are only entitled to receive such dividends as our board of directors may, in its unilateral discretion, declare out of funds legally available for such purpose based on a variety of considerations, including, without limitation, our historical and projected financial condition, liquidity and results of operations, capital levels, tax considerations, statutory and regulatory prohibitions and other limitations, general economic conditions and other factors deemed relevant by our board of directors.

There May Be Future Sales or Other Dilution of Our Equity, Which May Adversely Affect the Market Price of Our Common Stock.

We are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock.  The issuance of additional shares of common stock or the issuance of convertible securities would dilute the ownership interest of our existing common stockholders.  The market price of our common stock could decline as a result of this offering as well as other sales of a large block of shares of our common stock or similar securities in the market after this offering, or the perception that such sales could occur.

We are highly regulated, and our regulators could require us to raise additional common equity in the future.  Both we and our regulators regularly perform a variety of analyses of our assets, including the preparation of stress case scenarios, and as a result of those assessments we could determine, or our regulators could require us, to raise additional capital.  There can be no assurances that we would succeed in raising any such additional capital, or the price or other terms on which it may be raised, and any capital we obtain may dilute the interests of holders of our common stock, or otherwise have an adverse effect on their investment.

The Issuance of Shares of Preferred Stock Could Adversely Affect Holders of Common Stock, Which May Negatively Impact Their Investment.

Our board of directors is authorized to issue preferred stock without any action on the part of the stockholders.  The board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over the common stock with respect to dividends or upon the liquidation, dissolution, or winding up of our business and other terms.  If we issue preferred stock in the future that has a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of the common stock, the rights of holders of the common stock or the market price of the common stock could be adversely affected.

An Investment in Our Common Stock is Not an Insured Deposit.

An investment in our common stock is not a bank deposit and, therefore, is not insured against loss by the Federal Deposit Insurance Company, any other deposit insurance fund, or by any other public or private entity.  An investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus and is subject to the same market forces that affect the price of common stock in any corporation.  As a result, if you purchase our common stock, you may lose some or all of your investment.

USE OF PROCEEDS

The shares offered by this prospectus are being sold for the account of the Selling Stockholders.  Any proceeds from the sale of these shares will be received by the Selling Stockholders for their own account, and we will not receive any proceeds from the sale of any of the shares.

DESCRIPTION OF COMMON STOCK

General

Our certificate of incorporation authorizes us to issue 200,000,000 shares of Class A common stock, $0.01 par value per share, or our “Class A common stock,” 200,000,000 shares of Class B non-voting common stock, $0.01 par value per share, or “Class B non-voting common stock,” and 50,000,000 shares of preferred stock, $0.01 par value per share, or “preferred stock.”  The following description summarizes the material terms of our securities.  Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

Class A Common Stock and Class B Non-Voting Common Stock

As of January 29, 2018, there are 30,278,020 shares of common stock, excluding 163,375 shares of restricted Class A common stock issued but not yet vested, and no shares of Class B non-voting common stock outstanding.

Our second amended and restated certificate of incorporation (our “certificate of incorporation”) provides that, except with respect to voting rights and conversion rights, the Class A common stock and Class B non-voting common stock will be treated equally and identically.

Voting Power.  Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A common stock possess all voting power for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment.  Holders of Class A common stock are entitled to one vote per share on matters to be voted on by stockholders.  Holders of Class B non-voting common stock have no voting power, and have no right to participate in any meeting of stockholders or to have notice thereof, except as required by applicable law and except that any action that would significantly and adversely affect the rights of the Class B non-voting common stock with respect to the modification of the terms of the securities or dissolution will require the approval of the Class B non-voting common stock voting separately as a class.  Except as otherwise provided by law, our certificate of incorporation or our second amended and restated bylaws, or “bylaws,” or in respect of the election of directors, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter.  In the case of an election of directors, where a quorum is present a plurality of the votes cast shall be sufficient to elect each director.

Conversion of Class B Non-Voting Common Stock.  Each share of Class B non-voting common stock is convertible into a share of Class A common stock at the option of the holder.  However, each share of Class B non-voting common stock is not convertible in the hands of the initial holder and is only convertible at the time it is transferred to a third party unaffiliated with such initial holder, subject to the transfer restrictions described in the next sentence, if and only to the extent such conversion would not, after giving effect to such conversion, cause the transferee (together with such transferee’s related persons and any persons with which such transferee is acting in concert) to own, control or have the power to vote shares in excess of the ownership limit described below.  Shares of Class B non-voting common stock may only be transferred through one or more of the following alternatives:  (1) to an affiliate of a holder or to the Company, (2) in a widely dispersed public offering, (3) in a private sale in which no purchaser would acquire Class A common stock and/or Class B non-voting common stock in an amount that, after the conversion of such Class B non-voting common stock into Class A common stock, is (or represents) 2% or more of a class of our voting securities or (4) to a purchaser acquiring majority control of the Company notwithstanding such transfer.

Dividends.  Holders of Class A common stock and Class B non-voting common stock are equally entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor.  In no event will any stock dividends or stock splits or combinations of stock be declared or made on Class A common stock or Class B non-voting common stock unless shares of Class A common stock and Class B non-voting common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock, shares of Class B non-voting common stock shall only be entitled to receive shares of Class B non-voting common stock and shares of Class A common stock shall only be entitled to receive shares of Class A common stock.

Liquidation Distribution.  In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, the holders of our Class A common stock and Class B non-voting common stock are entitled to receive an equal amount per share of all the assets of the Company of whatever kind available for distribution to holders of Class A common stock and Class B non-voting common stock, after the rights of the holders of the preferred stock have been satisfied.

Board of Directors.  Each member of our board of directors is elected annually and serves for a one-year term.  There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Preemptive or Other Rights.  Our stockholders have no conversion, preemptive or other subscription rights (other than the right of holders of shares of Class B non-voting common stock to convert such shares into shares of Class A common stock as described in “—Conversion of Class B Non-Voting Common Stock” above) and there are no sinking fund or redemption provisions applicable to the Common Stock.

No Action by Written Consent.  Our certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

Preferred Stock

No shares of preferred stock are currently outstanding.  Our certificate of incorporation authorizes our board of directors to issue and to designate the terms of one or more new classes or series of preferred stock.  The rights with respect to a class or series of preferred stock may be greater than the rights attached to our common stock.  It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that class or series of preferred stock.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board, by our Chief Executive Officer or by a majority vote of our entire board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing.  To be timely, a stockholder’s notice must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the meeting.  Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice.  These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Stockholder-Initiated Bylaw Amendments

Our bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then-outstanding shares.  Additionally, our certificate of incorporation will provide that our bylaws may be amended, altered or repealed by the board of directors by a majority vote.

Authorized but Unissued Shares

Our authorized but unissued shares of Class A common stock, Class B non-voting common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans.  The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

•                                          before that date, the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•                                          upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, excluding shares of common stock held by directors, officers and employee stock plans; or

•                                          on or after the consummation date, the business combination is approved by the board of directors and by the affirmative vote at an annual or special meeting of stockholders of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder.  An interested stockholder is generally a person who, together with affiliates and associates of that person, (a) owns 15% or more of the corporation’s voting stock or (b) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is to be determined whether such person is an interested stockholder.

SELLING STOCKHOLDERS

When we refer to the “Selling Stockholders” in this prospectus, we mean the individuals and entities listed below.  The Selling Stockholders may from time to time offer and sell any or all of the shares set forth below pursuant to this prospectus.

The Selling Stockholders initially acquired the shares covered by this prospectus on January 1, 2018, in connection with our acquisition of Peoples, as described above under the heading “Prospectus Summary.”  The Selling Stockholders may, at any time and from time to time, offer and sell pursuant to this prospectus any or all of the 3,398,477 shares of our common stock in any type of transaction described in the section titled “Plan of Distribution.” In connection with the approval of the transaction by the Board of Governors of the Federal Reserve System, the “Significant Stockholders” of Peoples, who are identified in the table below, and who own in the aggregate approximately 10.4% of our Class A common stock outstanding, committed to reduce their ownership in NBH to no more than five percent of NBH outstanding shares within 18 months following the completion of the Acquisition.

To our knowledge, (i) the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and (ii) unless otherwise indicated below, no other Selling Stockholder nor any affiliate of a Selling Stockholder has held any position or office with, been employed by or otherwise has had any material relationship with us or any of our predecessors or affiliates during the three years prior to the date of this prospectus, other than as a result of the ownership of our shares of common stock or other securities.

The table below sets forth information with respect to the beneficial ownership of the shares being offered by this prospectus held as of January 30, 2018 by the Selling Stockholders and the number of shares being offered hereby.

	Shares Beneficially Owned Prior to this Offering		Shares Offered in this Offering
Selling Stockholders	Number	Percentage of Class**	Number
Adam Winter* 2151 Newton Street Denver, CO 80211	6,454	N/A	6,454
Adam Winter and Melissa Winter, Joint Tenants* 2151 Newton Street Denver, CO 80211	64,728	N/A	64,728
Adam Young Winter Trust Share, Winter Trust of 12/3/74* 2151 Newton Street Denver, CO 80211	103,270	N/A	103,270
Adam Young Winter Trust Share, Winter Trust of 12/3/74* 2151 Newton Street Denver, CO 80211	603,913	1.99%	603,913
Anne Cecelia Winter* 3322 N 140th St Omaha, NE 66053	6,011	N/A	6,011
Anne Cecelia Winter Trust Share of the Winter Trust of 12/3/74 * c/o Dean Lanier Country Club Trust 1 Ward Parkway Kansas City, KS 64112	511,486	1.69%	511,486
Anne Cecelia Winter Trust Share of the Winter Trust of 12/3/74 * c/o Dean Lanier Country Club Trust 1 Ward Parkway Kansas City, KS 64112	37,472	N/A	37,472
Brendan & Trina Zahl 17310 Colonial Park Drive Monument, CO 80132	1,180	N/A	1,180

	Shares Beneficially Owned Prior to this Offering		Shares Offered in this Offering
Selling Stockholders	Number	Percentage of Class**	Number
Brendan W. Zahl 17310 Colonial Park Drive Monument, CO 80132	110	N/A	110
Brendan W. Zahl & Trina M. Zahl 17310 Colonial Park Drive Monument, CO 80132	15,933	N/A	15,933
Bryan P. Collins and Karen A. Collins, JWROS 9120 NE 19th Clyde Hill, WA 98004	12,908	N/A	12,908
Charlie Wooten 14305 Flint Street Overland Park, KS 66221	8,261	N/A	8,261
Dan Rotter 1200 Main St Suite E Irvine, CA 92614	5,974	N/A	5,974
Dean and Fran Christensen 13025 Lariat Circle Elbert, CO 80106	10,032	N/A	10,032
Don H. Meinhold 1449 Wynkoop St #603 Denver, CO 80202	50,012	N/A	50,012
Don Meinhold 1449 Wynkoop St #603 Denver, CO 80202	73	N/A	73
Frank C. Sabatini 2423 SE 37th Street Topeka, KS 66605	11,064	N/A	11,064
James C. Irisawa 6981 S Netherland Way Aurora, CO 80016	10,142	N/A	10,142
Jason A. Elder, Trustee or Successor Trustee(s), of the Jason A. Elder Trust dated February 21, 2008 701 Edgemont Lane Park Ridge, IL 60068	1,844	N/A	1,844
Jason Ehrlicher 577 Caber Dr Santa Rosa, CA 95409	35,112	N/A	35,112
Joseph R. Sims Revocable Living Trust Dated 7/11/05 5200 W 124th Terr Leawood, KS 66209	4,167	N/A	4,167
Lori B. Elder, Trustee or Successor Trustee(s), of the Lori B. Elder Trust dated February 21, 2008 701 Edgemont Lane Park Ridge, IL 60068	1,844	N/A	1,844
Maley K. Wilkins 1652 Mississippi St Lawrence, KS 66044	6,565	N/A	6,565
Mary Winter-Stingley* 1479 Wynkoop St Denver, CO 80201	6,048	N/A	6,048
Mary Winter-Stingley Trust Share of the Winter Trust of 12/3/74* 1479 Wynkoop St Denver, CO 80201	489,688	1.62%	489,688
Michael Drew Elder 707 S Race St Denver, CO 80209	3,688	N/A	3,688
Michael L. & Cynthia S. Johnston 14311 Killarney Circle Wichita, KS 67230	5,532	N/A	5,532

	Shares Beneficially Owned Prior to this Offering		Shares Offered in this Offering
Selling Stockholders	Number	Percentage of Class**	Number
Mike Windholz 30953 Cold Water Rd Louisburg, KS 66053	2,950	N/A	2,950
Nancy M. Winter Trust* c/o Bob Green Trustee 1645 S. Poplar St. Ottawa, KS 66067	104,451	N/A	104,451
Phillip F. Hudson and Lori Teske Hudson 6084 S Oak Canyon Drive Salt Lake City, UT 84121	3,171	N/A	3,171
Robert C. Chrisman Jr., Trustee GST Non- Exempt Marital Trust Created April 12, 2008 Under the terms of the Margaret M. Chrisman Living Trust dated October 7, 2004 326 Mission Ave #507 San Rafael, CA 94901	11,101	N/A	11,101
Robert D. or Kathleen M. Richards 12805 W 132nd St Overland Park, KS 66213	922	N/A	922
Sara L. Roberts Trust U/A DTD 11/02/2015 15712 Lowell Lane Overland Park, KS 66223	1,032	N/A	1,032
Scott McAdams PO Box 3072 Ranchos de Taos, NM 87557	2,950	N/A	2,950
Shelley Denman (Ottinger) 601 Steamer Drive Estes Park, CO 80517	590	N/A	590
Steven Stingley* 1479 Wynkoop St Denver, CO 80201	110	N/A	110
Susan E. Sims Revocable Living Trust Dated 7/11/05 5200 W 124th Terr Leawood, KS 66209	4,167	N/A	4,167
Thomas M. Cohen Revocable Trust 2045 Lowry Pl La Jolla, CA 92037	5,532	N/A	5,532
Van and/or Ruth Stevenson 19691 West 121st Place Olathe, KS 66061	12,466	N/A	12,466
William Kauper PO Box 2518 Carefree, AZ 85377	73	N/A	73
Wint Winter, Jr.* 4831 W 6th St Lawrence, KS 66044	115,663	N/A	115,663
Wint Winter, Jr Trust Share of the Winter Trust of 12/3/74* 4831 W 6th St Lawrence, KS 66049	875,885	2.89%	875,885
Wint Winter Trust* c/o Bob Green Trustee 1645 S. Poplar St. Ottawa, KS 66067	243,903	N/A	243,903

*  Selling Stockholder is a “Significant Stockholder” under the Merger Agreement and therefore subject to certain restrictions on transfer.  See “Plan of Distribution.”

**  Percentage of class ownership of 1% or greater indicated.

We do not know when or in what amounts the Selling Stockholders may offer shares for sale.  It is possible that the Selling Stockholders will not sell any or all of the shares offered under this prospectus.  Because the Selling Stockholders may offer all or some of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such shares, we cannot estimate the number of shares that will be held by the Selling Stockholders after completion of the offering.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the Selling Stockholders.

We will not receive any proceeds from sales by Selling Stockholders.  The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the shares.  The sale of the shares may occur from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices, including by one or more of the following methods:

•                                          purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•                                          ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•                                          an exchange distribution in accordance with the rules of the NYSE or other exchange or trading system on which the shares are admitted for trading privileges;

•                                          sales “at the market” to or through a market maker or into an existing trading market (on an exchange or otherwise), for the shares;

•                                          sales in other ways not involving market makers or established trading markets;

•                                          through put or call transactions relating to the shares;

•                                          block trades in which the broker-dealer will attempt to sell the shares as agent but may position, and resell a portion of the block as principal to facilitate the transaction;

•                                          in privately negotiated transactions;

•                                          a combination of any such methods of sale; and

•                                          any other method permitted pursuant to applicable law.

In connection with the distributions of the shares or otherwise, the Selling Stockholders may:

•                                          enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

•                                          sell their shares short and deliver the shares to close out such short positions;

•                                          enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; or

•                                          pledge shares to a broker-dealer or other financial institution, which, upon a default by the pledgee under the transaction to which such pledge relates, they may in turn resell.

In addition, the Selling Stockholders may sell the shares pursuant to Rule 144 or 144A or Regulation S adopted under the Securities Act, as permitted by such rules, rather than pursuant to this prospectus.

Under the terms of the Merger Agreement, for a period of six months following the consummation of the acquisition, the Significant Stockholders may not sell, dispose of or otherwise transfer to a third party the shares covered by this prospectus in an amount greater than 20% of the average daily trading volume of the shares, as reported by the NYSE, for the 20-business day period immediately preceding such day.

The Selling Stockholders may be deemed to be underwriters in connection with the shares they resell and any profits on such sales may be deemed underwriting discounts and commissions under the Securities Act.  To the extent the Selling Stockholders or any broker-dealer may be deemed to be an underwriter, the Selling Stockholders or such broker-dealer will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

We have advised the Selling Stockholders that in the event of a “distribution” of the shares owned by the Selling Stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution may be subject to Rule 102 under the Exchange Act until their participation in that distribution is completed.  A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.”  In order to avoid the imposition of a restricted period under Rule 102 of the Exchange Act, the Selling Stockholders, any affiliated purchasers, and any broker-dealers or any other persons who execute sales for the Selling Stockholders, shall not engage in any special selling efforts and selling methods.

In order to comply with the securities laws of certain states, the shares must be sold in those states only through registered or licensed brokers or dealers.  In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption for the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the shares offered hereby has been passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York.

EXPERTS

The consolidated financial statements of NBHC and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Peoples and its subsidiaries for the fiscal years ended December 31, 2016, 2015 and 2014, appearing in NBH’s Current Report on Form 8-K dated January 2, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the report of Eide Bailly LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You should call 1-800-SEC-0330 for more information on the public reference room.  Our SEC filings are also available to you on the SEC’s Internet website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC.  The registration statement contains more information than this prospectus regarding us and our Class A common stock, including certain exhibits and schedules.  You can obtain a copy of the Registration Statement from the SEC at the address listed above or from the SEC’s Internet website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate” into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring to other documents that contain that information.  The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information.  We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, information deemed to be furnished and not filed with the SEC) after the date of this prospectus and prior to the sale of all the shares covered by this prospectus or termination of the offering.

•                                          our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017, including portions incorporated by reference therein to our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2017;

•                                          our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 8, 2017, August 4, 2017 and November 3, 2017, respectively; and

•                                          our Current Reports on Form 8-K (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations), filed on November 1, 2017 (but only with respect to Item 8.01), November 28, 2017 (but only with respect to Item 8.01), December 27, 2017 (but only with respect to Item 8.01), January 2, 2018 (but only with respect to Item 3.02) and January 18, 2018 (but only with respect to Item 8.01).

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement.  Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, including exhibits, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

National Bank Holdings Corporation
7800 East Orchard Road, Suite 300

Greenwood Village, Colorado 80111

Attention: Investor Relations

Telephone: (720) 554-6680

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the issuance and distribution of the securities being registered.  All amounts shown are estimates except the Securities and Exchange Commission or the “SEC” registration fee.

SEC registration fee	$13,980
Legal fees and expenses	$50,000
Accounting fees and expenses	15,000
Miscellaneous expenses	2,000
Total Expenses	$80,980

Item 15.  Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation to be in effect upon completion of the offering will provide for such limitation of liability.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding; provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in the by-laws, we shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the board.

In addition, our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly required to advance certain expenses to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements provide, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and by-laws against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on behalf of us (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements also provide for, or will provide for, the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and by-laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits.

Exhibit Number	Description
2.1*

Agreement and Plan of Merger, dated as of June 23, 2017, by and among Peoples, Inc., National Bank Holdings Corporation, the Significant Stockholders (as defined therein) and Winton A. Winter, Jr., solely in his capacity as the Holders’ Representative (incorporated herein by reference to Exhibit 2.1 to our Form 8-K, dated June 23, 2017 and filed on June 27, 2017)

4.1	Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form S-1 Registration Statement (Registration No. 333-177971), filed August 22, 2012)

4.2	Second Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed November 7, 2014)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of KPMG LLP

23.2	Consent of Eide Bailly LLP

23.3	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages to the Registration Statement)

*                             Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)           That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Greenwood Village, Colorado, on January 30, 2018.

NATIONAL BANK HOLDINGS CORPORATION

By:	/s/ G. Timothy Laney
G. Timothy Laney
Chairman, President and
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below appoints G. Timothy Laney, Brian F. Lilly and Zsolt K. Besskó, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement (including any amendment thereto) of the Registrant to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Timothy Laney	Chairman, President and Chief Executive Officer	January 30, 2018
G. Timothy Laney	(Principal Executive Officer)

/s/Brian F. Lilly	Chief Financial Officer and Chief of M&A and	January 30, 2018
Brian F. Lilly	Strategy (Principal Financial Officer)

/s/Michael J. Daley	Chief Accounting Officer	January 30, 2018
Michael J. Daley	(Principal Accounting Officer)

/s/ Ralph W. Clermont	Director	January 30, 2018
Ralph W. Clermont

/s/Robert E. Dean	Director	January 30, 2018
Robert E. Dean

/s/Fred J. Joseph	Director	January 30, 2018
Fred J. Joseph

/s/ Micho F. Spring	Director	January 30, 2018
Micho F. Spring

/s/Burney S. Warren, III	Director	January 30, 2018
Burney S. Warren, III

/s/ Art Zeile	Director	January 30, 2018
Art Zeile